EXHIBIT 99.1
NEWS RELEASE
Contact: Brainerd Communicators, Inc.
Jennifer Gery (media)
Mike Smargiassi (investors)
212.986.6667
investor.relations@glenayre.com
Glenayre Announces Fourth Quarter and Full Year 2005 Results
NEW YORK — March 7, 2006 — Glenayre Technologies, Inc. (NASDAQ: GEMS), a global provider of messaging solutions through Glenayre Messaging and entertainment products through Entertainment Distribution Company, LLC (EDC), today reported fourth quarter and full year financial results for the periods ending December 31, 2005.
On May 31, 2005, the Company’s newly formed Entertainment Distribution Company division (“EDC”) acquired Universal Music Group’s U.S. and central European CD and DVD manufacturing and distribution operations. Accordingly, for comparative purposes this release includes pro forma financial information that summarizes the combined results of operations of Glenayre Technologies and the operations of EDC on a pro forma basis, as though the companies had been combined as of the beginning of each of the periods presented.
Highlights:
•	Consolidated revenue of $110.2 million for the fourth quarter and $267.8 million for the full year 2005

•	EDC revenue on a pro forma basis of $305.6 million for the full year 2005 compared to $280.4 million in 2004, an increase of 9 percent

•	EDC net income on a pro forma basis of $3.6 million, excluding one-time acquisition and compensation related costs, and including $2.1 million of allocated corporate overhead costs, for the full year 2005 compared to $(1.4) million in 2004, with no corporate overhead

•	EDC EBITDA (as defined below) on a pro forma basis of $30.6 million, excluding one-time acquisition and compensation related costs, and including $2.1 million of allocated corporate overhead costs, for the full year 2005 compared to $29.0 million in 2004, with no corporate overhead

•	Messaging revenue of $78.2 million for the full year 2005 compared to $50.6 million in 2004, an increase of 55 percent

•	Messaging net income from continuing operations of $4.7 million for the full year 2005 compared to a net loss of $5.5 million in 2004, excluding $2.7 million of one-time litigation related costs
Glenayre’s Chairman and Chief Executive Officer Clarke Bailey stated, “During 2005, we made significant progress in implementing our strategic plan and positioning the company for growth in 2006 and beyond. We transformed our company through the successful acquisition of EDC and moved rapidly to initiate our multi-pronged growth strategy. We also completed the turnaround at Messaging, returning the business to growth and profitability. Headed by strong management teams, we operate solid businesses that offer substantial opportunities to drive returns through both organic growth and acquisitions. We are committed to maximizing the value of our assets to the benefit of our shareholders.”

“Financially and operationally we surpassed all of our expectations during our first peak holiday season,” stated Jim Caparro, President and Chief Executive Officer of EDC. “The industry definitely took notice of EDC’s exceptional ability to execute and our performance to date has become a major factor in soliciting new third-party business. We remain focused on improving operating efficiencies and adding new customers while prudently expanding capacity, broadening our service offerings and increasing our reach throughout the world.”
“We delivered an impressive financial performance on both the top and bottom line as we benefited from the strategic decisions and investments of the past two years,” said Bruce Bales, President of Glenayre Messaging. “During the year we captured additional market share with our Versera ICE platform and recorded strong international sales which increased 198 percent. In addition, our growth has been driven by a strategic investment in our sales function, which is producing tangible returns. We are seeing significant interest in our new applications and service offerings including Video Mail, Video Portal and VoIP systems and remain focused on building upon the achievements of the past year.”
Glenayre will host a conference call to discuss its fourth quarter and year-end 2005 financial results today at 9:00 a.m. ET. To access the conference call, please dial 973-935-8599 and reference pass code 6973169. A live webcast of the conference call will also be available on the Company’s corporate Web site, located at www.glenayre.com. A replay of the conference call will be available through Tuesday, March 14, 2006, at midnight ET. The replay can be accessed by dialing 973-341-3080. The pass code for the replay is 6973169.
Additional fourth quarter and full year financial details and presentation materials may be found on the Company’s website using the following link:
http://www.glenayre.com/glenayre/investors/quarterly_financials.cfm.
Summary of Fourth Quarter 2005
For the fourth quarter of 2005, the Company reported consolidated revenue of $110.2 million.
EDC’s revenue of $93.7 million compares to revenue on a pro forma basis of $103.6 million for the fourth quarter of 2004, a decline of 10 percent. The reduction to revenue was due partly to a decline in DVD market pricing during 2005, which impacted both revenue and EBITDA. Another factor that impacted revenue, but not EBITDA, was that the 2004 pro forma results included revenues for acting as Universal’s agent in outsourcing DVDs in the U.S. During 2005 Universal outsourced the DVD units directly while EDC developed its DVD manufacturing and outsourcing capabilities.
The Messaging business revenue of $16.6 million for the fourth quarter of 2005 compares to $13.3 million for the fourth quarter of 2004. The increase in revenue was primarily related to international sales of new products.
The Company reported net income from continuing operations of $5.7 million for the fourth quarter of 2005, or $0.08 per share, which compares to $0.02 million, or $0.00 per share, for the fourth quarter of 2004.
Including discontinued operations, the Company reported net income of $5.7 million, or $0.08 per share, for the fourth quarter of 2005 compared to net income of $2.7 million, or $0.04 per share, for the fourth quarter of 2004.
The Company generated earnings from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”) of $14.3 million in the fourth quarter of 2005 as compared to $18.3 million in the fourth quarter of 2004 on a pro forma basis. After corporate allocations, EDC generated net income from continuing operations of $5.3 million and EBITDA of $13.9 million in the fourth quarter of 2005 as compared to $5.3 million and $18.0 million, respectively, in the fourth quarter of 2004 on a pro forma basis. The Messaging business, after corporate allocations, generated net income from continuing operations of $0.4 million and EBITDA of $0.4 million in the fourth quarter of 2005 as compared to $0.2 million and $0.3 million, respectively, in the fourth quarter of 2004. Included in EBITDA for EDC and Messaging during the fourth quarter of 2005 was corporate overhead of $0.9 million and $0.2 million, respectively. Corporate overhead was allocated 100 percent to the Messaging business in 2004. A reconciliation between results on a GAAP basis and results on an EBITDA basis is provided immediately following the Condensed Consolidated Financial Statements.
As of December 31, 2005, the Company had unrestricted cash and short-term investments of $78.8 million and restricted cash of $40.3 million. $16.5 million of the restricted cash is held as security for EDC’s credit facility, half of which should be released beginning in July 2006 as EDC’s debt repayments are made. Substantially all of the Company’s $94.9 million of cash and short-term investments at December 31, 2004 was unrestricted.
Summary of the Full Year 2005
For the full year 2005, the Company reported revenue of $267.8 million. On a pro forma basis consolidated revenues were $383.9 million.
EDC’s 2005 pro forma revenue of $305.6 million compares to pro forma revenue of $280.4 million for 2004. The increase was attributed to higher CD volumes, and higher pricing as a result of increased raw material costs passed through to Universal, partially offset by a decline in DVD pricing, and a decline in DVD unit sales due to the direct outsourcing of DVD units by Universal in 2005 as described above.
Messaging’s 2005 revenue of $78.2 million compares to $50.6 million for the full year 2004. The growth in revenue was attributed primarily to increased sales of both legacy products and next generation Versera ICE products to existing U.S. customers and to new international customers.
The Company reported 2005 income from continuing operations of $7.6 million, or $0.11 per share, which compares to a loss of ($8.1) million, or ($0.12) per share, in 2004.
Including discontinued operations, the Company reported 2005 net income of $8.0 million, or $0.11 per share assuming dilution, compared to net income of $4.5 million, or $0.07 per share, in 2004.
Excluding one-time charges, the Company generated earnings from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”) of $35.5 million for the full year 2005 as compared to $24.2 million for the full year 2004 on a pro forma basis. After corporate allocations and excluding one-time charges, EDC generated net income from continuing operations of $3.6 million and EBITDA of $30.6 million as compared to ($1.4) million and $29.0 million, respectively, for the full year 2004 on a pro forma basis. The Messaging business (after corporate allocations) generated income from continuing operations of $4.7 million and EBITDA of $4.9 million as compared to ($5.5) million and ($4.8) million, respectively, for the full year 2004, excluding one-time charges. Included in EBITDA for EDC for the seven months of 2005 was corporate overhead of $2.1 million. Corporate overhead was allocated 100 percent to the Messaging business in 2004. A reconciliation between results on a GAAP basis and results on an EBITDA basis is provided immediately following the Condensed Consolidated Financial Statements.
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About Glenayre Technologies
Comprised of two divisions, Glenayre Technologies (NASDAQ: GEMS) is a global provider of messaging solutions through the Glenayre Messaging business and entertainment products through Entertainment Distribution Company, LLC (EDC). Headquartered in Atlanta, GA, Glenayre Messaging is an international supplier of next-generation messaging solutions and enhanced services for wireless and wireline carriers and MSO/cable companies. Glenayre Messaging provides solutions for voice, fax and e-mail messaging, including voice mail, video mail, multimedia messaging (MMS), and short message service (SMS). Entertainment Distribution Company is the largest provider of pre-recorded entertainment products, including CDs and DVDs, for Universal Music Group, the world leader in music sales. Headquartered in New York, EDC’s operations include manufacturing and distribution facilities throughout North America and in Hanover, Germany. For more information, please visit www.glenayre.com.
Safe Harbor Statement
This news release contains statements that may be forward-looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company’s most recently filed Annual Report on Form 10-K and the Company’s most recently filed Quarterly Report on Form 10-Q. These factors include, but are not limited to potential intellectual property infringement claims; litigation; potential acquisitions and strategic investments; volatility of stock price; ability to attract and retain key personnel; competition; variability of quarterly results and dependence on key customers; proprietary technology; potential changes in government regulation; international business risks; effective convergence of technologies; continuation and expansion of third party agreements; restructuring activities; potential market changes resulting from rapid technological advances; sensitivity to economic trends and customer preferences; increased costs or shortages of raw materials or energy; advances in technology and changes in customer demands; potential inability to manage successful production; variability in production levels; and development of digital distribution alternatives including copying and distribution of music and video files. The Company assumes no obligation to update any forward-looking statements and does not intend to do so.
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GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$78,803	$82,691
Short-term investments	—	12,180
Restricted cash	10,602	30
Accounts receivable, net	29,148	7,695
Current portion of long-term receivable	7,530	—
Inventories, net	15,620	6,163
Prepaid expenses and other current assets	12,231	2,863

Total Current Assets	153,934	111,622

Restricted cash	29,727	—
Property, plant and equipment, net	62,340	8,812
Long-term receivable	5,106	—
Intangibles	59,642	—
Other assets	6,883	848

TOTAL ASSETS	$317,632	$121,282

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$28,990	$3,552
Accrued and other liabilities	40,395	6,919
Income taxes payable	9,704	4,993
Deferred revenue	9,003	3,754
Loans from employees	1,132	—
Current portion of long-term debt	14,530	—
Accrued liabilities, discontinued operations	2,174	3,284

Total Current Liabilities	105,928	22,502

Other noncurrent liabilities	3,353	847
Loans from employees	4,113	—
Pension and other defined benefit obligations	29,281	2,650
Long-term debt	61,868	—
Deferred income taxes	8,462	—
Accrued liabilities, discontinued operations	61	98

Total Liabilities	213,066	26,097

Minority Interest in Subsidiary Company	886	—

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares, no shares issued and outstanding	—	—
Common stock, $.02 par value; authorized: 200,000,000 shares, outstanding: 2005 - 68,063,799 shares; 2004 - 66,820,124 shares	1,361	1,336
Contributed capital	364,376	362,698
Accumulated deficit	(260,874)	(268,849)
Cumulative translation adjustment, net of tax	(1,183)	—

Total Stockholders’ Equity	103,680	95,185

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$317,632	$121,282

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	2005	2004
	(Unaudited)
REVENUES:
Product sales	$79,086	$8,065
Service revenues	31,143	5,237

Total Revenues	110,229	13,302

COST of REVENUES :
Cost of sales	59,844	2,940
Cost of services	19,127	2,298

Total Cost of Revenues	78,971	5,238

GROSS MARGIN :	31,258	8,064

OPERATING EXPENSES:
Selling, general and administrative expense	16,413	5,185
Provision for doubtful receivables, net of recoveries	13	75
Research and development expense	3,658	2,829
Advertising expense	214	189
Restructuring expense	(36)	(42)
Amortization of intangible assets	1,453	—

Total Operating Expenses	21,715	8,236

OPERATING INCOME (LOSS)	9,543	(172)

OTHER INCOME (EXPENSES):
Interest income	1,084	390
Interest expense	(1,570)	(8)
Gain on disposal of assets, net	3	25
Gain on currency swap, net	402	—
Currency transaction loss, net	(505)	—
Other gain, net	42	22

Total Other Income (Expenses)	(544)	429

INCOME FROM OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	8,999	257
Provision for income taxes	3,194	13
Minority interest	114	—

INCOME FROM CONTINUING OPERATIONS	5,691	244

INCOME FROM DISCONTINUED OPERATIONS (NET OF TAX)	41	2,424

NET INCOME	$5,732	$2,668

INCOME PER WEIGHTED AVERAGE COMMON SHARE (1):
Income from continuing operations	$0.08	$0.00
Income from discontinued operations	0.00	0.04

Income per weighted average common share	$0.08	$0.04

INCOME PER COMMON SHARE — ASSUMING DILUTION (1):
Income from continuing operations	$0.08	$0.00
Income from discontinued operations	0.00	0.04

Income per weighted average common share	$0.08	$0.04

(1)	Income per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Twelve Months Ended
	December 31,
	2005	2004
	(Unaudited)
REVENUES:
Product sales	$190,893	$30,423
Service revenues	76,925	20,152

Total Revenues	267,818	50,575

COST of REVENUES :
Cost of sales	135,515	16,491
Cost of services	48,921	9,380

Total Cost of Revenues	184,436	25,871

GROSS MARGIN :	83,382	24,704

OPERATING EXPENSES:
Selling, general and administrative expense	52,130	19,849
Provision for doubtful receivables, net of recoveries	54	92
Research and development expense	14,102	13,396
Advertising expense	214	556
Restructuring expense	(48)	80
Amortization of intangible asets	3,729	—

Total Operating Expenses	70,181	33,973

OPERATING INCOME (LOSS)	13,201	(9,269)

OTHER INCOME (EXPENSES):
Interest income	2,914	1,203
Interest expense	(3,631)	(228)
Gain on disposal of assets, net	3	84
Gain on currency swap, net	789	—
Currency transaction loss, net	(1,914)	—
Other gain, net	97	15

Total Other Income (Expenses)	(1,742)	1,074

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	11,459	(8,195)
Provision (benefit) for income taxes	3,761	(55)
Minority interest	114	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	7,584	(8,140)

INCOME FROM DISCONTINUED OPERATIONS (NET OF TAX)	391	12,659

NET INCOME	$7,975	$4,519

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Income (loss) from continuing operations	$0.11	$(0.12)
Income from discontinued operations	0.01	0.19

Income per weighted average common share	$0.12	$0.07

INCOME (LOSS) PER COMMON SHARE — ASSUMING DILUTION (1):
Income (loss) from continuing operations	$0.11	$(0.12)
Income from discontinued operations	0.01	0.19

Income per weighted average common share	$0.11	$0.07

(1)	Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$15,026	$4,946	$39,462	$(2,277)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(4,156)	(462)	(8,274)	(2,146)
Maturities of short-term securities	—	16,902	12,180	20,827
Asset and share purchase of EDC, net of cash acquired	243	—	(66,207)	—
Increase in restricted cash related to acquisition	—	—	(16,500)	—

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(3,913)	16,440	(78,801)	18,681

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowing, net of costs	—	—	45,444	—
Repayment of long-term debt	(10,454)	—	(10,454)	—
Proceeds from sale of LLC interest in subsidiary	—	—	772	—
Issuance of common stock	1,007	61	1,703	434

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(9,447)	61	37,465	434

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,189)	—	(2,014)	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	477	21,447	(3,888)	16,838
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	78,326	61,244	82,691	65,853

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$78,803	$82,691	$78,803	$82,691

SUPPLEMENTAL DATA:

Reconciliation of Cash and Cash Equivalents to Cash and Short-Term Investments:

Cash and cash equivalents	$78,803	$82,691	$78,803	$82,691
Short-term investments	—	12,180	—	12,180

Cash and Short-Term Investments	$78,803	$94,871	$78,803	$94,871

Glenayre Technologies, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited
The following summary of financial data shows the reconciliation of income (loss) from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to income (loss) from continuing operations before one-time gains and charges and earnings before interest, taxes, depreciation and amortization from continuing operations before one-time gains and charges.
EBITDA is income (loss) from continuing operations, excluding one-time gains and charges, before net interest income, income taxes and depreciation and amortization and is presented because the Company believes that such information is commonly used in both the telecommunications industry and the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP. EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies as a result of which comparisons could be misleading.

	Three Months Ended		Twelve Months ended
	December 31,		December 31,
	2005	2004	2005	2004
Income (loss) from continuing operations	$5,691	$244	$7,584	$(8,140)
Indirect acquistion and employment costs (1)	—	—	1,618	—
Patent litigation settlement costs (2)	—	—	—	2,650

Income (loss) from continuing operations before one-time gains and charges	5,691	244	9,202	(5,490)

Provision (benefit) for income taxes	3,194	13	3,761	(55)
Loss on currency translation, net (3)	505	—	1,914	—
Gain on currency swaps, net	(402)	—	(789)	—
Gain on disposal of assets, net	(3)	(25)	(3)	(84)
Interest (income) expense, net	486	(382)	717	(975)
Depreciation and amortization	4,837	497	12,740	1,783
Other income	(42)	(22)	(97)	(15)

EBITDA from continuing operations before one-time gains and charges	$14,266	$325	$27,445	$(4,836)

EBITDA from continuing operations before one-time gains and charges by segment
Messaging business	403	325	4,878	(4,836)
EDC	13,863	—	22,567	—

	$14,266	$325	$27,445	$(4,836)

(1)	In connection with the acquisition of the CD/DVD manufacturing and distribution operations of Universal Music Group, the company incurred certain indirect acquisition costs and one-time employment related costs.

(2)	Represents damages awarded to Phillip Jackson for a patent infringement lawsuit.

(3)	As a result of a decline in the Euro exchange rate.